CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Oppenheimer Baring Japan Fund

We consent to the incorporation by reference of our report on the financial statements of Oppenheimer Baring Japan Fund dated July 16, 2008 in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information, which are part of this Registration Statement on Form N-14 of Oppenheimer International Growth Fund.

                         /s/ KPMG LLP
                         KPMG LLP

Denver, Colorado

April 17, 2009